Exhibit 4.12

Dated 30 April 2015

CAPITAL PRODUCT PARTNERS L.P.

as Borrower

- and -

APOLLONAS SHIPPING COMPANY

CARNATION SHIPPING COMPANY

IRAKLITOS SHIPPING COMPANY

SHIPPING RIDER CO.

LORENZO SHIPMANAGEMENT INC.

AENAOS PRODUCT CARRIER S.A.

ADRIAN SHIPHOLDING INC.

CANVEY SHIPMANAGEMENT CO.

NAVARRO INTERNATIONAL S.A.

CENTURION NAVIGATION LIMITED

POLARWIND MARITIME S.A.

TEMPEST MARINE INC.

SPLENDOR SHIPHOLDING S.A.

SORREL SHIPMANAGEMENT INC.

LAREDO MARITIME INC.

and

AMOUREUX CARRIERS CORP.

as Owners

- and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Swap Bank

- and -

HSH NORDBANK AG

as Bookrunner

- and -

HSH NORDBANK AG

as Agent and Security Trustee

ELEVENTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 22 March 2007

(as amended and supplemented by supplemental agreements dated, respectively,

19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009,

2 October 2009, 30 June 2010, 30 November 2010, 23 December 2011, 21 May 2012 and

4 November 2013 and by a supplemental letter dated 15 April 2014) in respect of revolving credit and term loan facilities of (originally) up to US$370,000,000 in aggregate

WATSON FARLEY

&

WILLIAMS

THIS AGREEMENT is made on 30 April 2015

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	APOLLONAS SHIPPING COMPANY, CARNATION SHIPPING COMPANY, IRAKLITOS SHIPPING COMPANY, SHIPPING RIDER CO., LORENZO SHIPMANAGEMENT INC., AENAOS PRODUCT CARRIER S.A., ADRIAN SHIPHOLDING INC., CANVEY SHIPMANAGEMENT CO., NAVARRO INTERNATIONAL S.A., CENTURION NAVIGATION LIMITED, POLARWIND MARITIME S.A., TEMPEST MARINE INC., SPLENDOR SHIPHOLDING S.A., SORREL SHIPMANAGEMENT INC., LAREDO MARITIME INC., and AMOUREUX CARRIERS CORP., as Owners

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner; and

(7)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 22 March 2007 (as amended and supplemented by supplemental agreements dated, respectively, 19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009, 2 October 2009, 30 June 2010, 30 November 2010, 23 December 2011, 21 May 2012 and 4 November 2013 and by a supplemental letter dated 15 April 2014, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Bookrunner and (vi) the Swap Bank, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) up to US$370,000,000 (the “Loan”) in aggregate of which an amount of US$250,850,000 is by way of principal outstanding on the date hereof.

(B)	The Borrower has requested (the “Request”) that the Lenders agree to:

(i)	the extension (the “Extension”) of the final Repayment Date (which constitutes the final Repayment Date and the Repayment Date for the Balloon Installment) until 30 December 2019 (the “New Final Maturity Date”); and

(ii)	the deferral of the Repayment Installments in respect of the Term Loan which fall due on 30 June 2017 and 30 September 2017 as a result of the Extension until the New Final Maturity Date and the consequential amendments to the repayment profile of the Loan.

(C)	The Lenders’ consent to the Request referred to in Recital (B) is subject to the following conditions:

(i)	the Borrower first making a prepayment of $64,875,000 in total to be applied, in order of maturity, against five (5) of the Repayment Installments due in respect of the Term Loan, falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017;

(ii)	the Margin on the Loan increasing from 2 per cent. to 3 per cent. per annum as from the Effective Date (as defined below); and

(i)	any further conditions set out herein.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to the Request and to carry out the consequential amendments to the Loan Agreement and the other Finance Documents (the “Consequential Amendments”, and together with the Request, the “Amendments”).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3.2 are satisfied;

“Further Prepayment Amount” means an amount of $64,875,000 to be applied against the Loan in the manner set out in Clause 8;

“Mortgage Addendum” means, in respect of each Mortgage, a first, second or as the case may be, third addendum thereto, executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Agent may approve or require and, in the plural, means all of them;

“Prepayment Structuring Fee” means an amount equal to 0.35 per cent. of the Loan after an amount equal to the Further Prepayment Amount has been deducted from the Loan; and

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, and/or the European Union and/or the French Republic, and/or Her Majesty’s Treasury or other relevant sanctions authority.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

1.4	Restricted Lender

In relation to each Creditor Party that is incorporated in Germany or otherwise notifies the Agent to this effect (each a “Restricted Lender”), each Clause referring to Sanctions and/or a Sanctioned Person (as such term is defined below) (including, without limitation, Clause 4.3) shall only apply for the benefit of that Restricted Lender to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV)

(AuBenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 foreign trade law (AWG) (AuBenwirtschaftsgesetz)) or a similar anti-boycott statute.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement to:

(a)	the Request and the consequential amendments to the repayment profile of the Loan; and

(b)	the other amendments/variations to the Loan Agreement and the other Finance Documents referred to in Clause 5.

2.2	Effective Date

The agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS

3.1	General

The agreement of the Creditor Parties contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower in connection with the execution of this Agreement, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it;

(c)	an original of each Mortgage Addendum, duly signed by the relevant Owner, and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid first, second or, as the case may be, third addendum to the Mortgage it relates to in accordance with the laws of the relevant Approved Flag State;

(d)	evidence that the Further Prepayment Amount has been applied in prepayment of the Loan in the manner set out in Clause 8;

(e)	evidence that a non-refundable structuring fee in an amount of $650,912.50 has been paid to the Agent in full on or prior to the Effective Date for distribution among the Lenders pro rata to their Commitments (representing 0.35 per cent. of the Loan after the Further Prepayment Amount has been applied against the Loan) in the manner set out in Clause 8;

(f)	such legal opinions as the Agent may require in respect of such matters concerning the laws of the Republic of Liberia, the Republic of the Marshall Islands and England; and

(g)	evidence that the agent referred to in Clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true, valid and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties

The Borrower and each of the other Security Parties represent and warrant to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true, valid and not misleading if repeated on the date of this Agreement.

4.3	Owner sanctions and anti-money laundering representations

The Borrower and each of the other Security Parties represent and warrant to the Creditor Parties that:

(a)	none of the Owners nor any of its subsidiaries (if any), their respective directors and officers, or, to the knowledge of that Owner, any affiliate, agent or employee of that Owner is an individual or entity (“Person”), that is, or is owned or controlled by Persons that are: (i) the subject or target of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including, without limitation Cuba, Iran, Burma, North Korea, Sudan and Syria;

(b)	none of the Owners nor any of its subsidiaries (if any), directors or officers, or, to the best knowledge of that Owner, any affiliate, agent or employee of any of them, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and each Owner has instituted and maintains policies and procedures designated to prevent violation of such laws, regulations and rules; and

(c)	the representations in paragraph (a) and (b) of this Clause 4.3 are deemed to be made by each Owner by reference to the facts and circumstances then existing on the first day of each Interest Period.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be amended as follows:

(a)	by deleting the definition of “Margin” in its entirety in Clause 1.1 thereof and by replacing it with the following new definition:

““Margin” means 3 per cent. per annum;”;

(b)	by deleting in clause 1.1 thereof the definition of “Balloon Installment” and replacing it as follows:

““Balloon Installment” has the meaning given to that item in Clause 8.2(ii);”;

(c)	by adding as a new sub-paragraph (m) in the definition of “Finance Documents” in clause 1.1 as follows:

“(m) the Eleventh Supplemental Agreement;”;

and updating the remaining paragraph numbers accordingly;

(d)	by deleting in clause 1.1 thereof the definition of “Fee Letter” and replacing it as follows:

“Fee Letter” means any letter issued or to be issued by the Borrower to the Agent in which the Borrower agrees to pay certain fees to the Agent in connection with this Agreement;”;

(e)	by deleting the words “the Fee Letter” in paragraph (c) of the definition of “Finance Documents” in clause 1.1 thereof and replacing them with the words “any Fee Letter”;

(f)	by deleting in clause 1.1 thereof the definition of “Mortgage” and replacing it as follows:

““Mortgage” means, in relation to a Ship, the first preferred or, as the case may be, priority ship mortgage on the Ship under the relevant Approved Flag executed by the Owner of that Ship in favour of the Security Trustee as the same is amended, or, as the context may require, may be amended by the relevant Mortgage Addendum from time to time, in such form as the Lenders may approve or require;”;

(g)	by deleting in clause 1.1 thereof the definition of “Mortgage Addendum” and replacing it as follows:

““Mortgage Addendum” means, in respect of the Mortgage relative to:

(a)	ARISTOTELIS and ASSOS, a first addendum thereto;

(b)	ALKIVIADIS and AMOUREUX a second addendum thereto; and

(c)	ANEMOS I, ALEXANDROS II, AXIOS, ARIONAS, APOSTOLOS, AKERAIOS, BRITISH ENVOY, BRITISH EMISSARY, BRITISH ENSIGN, AGISILAOS, AVAX and AYRTON II a third addendum thereto,

each executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Agent may approve or require and, in the plural, means all of them;”;

(h)	by deleting in clause 1.1 thereof the definition of “Repayment InstaIlment” and replacing it as follows:

““Repayment InstalIment” has the meaning given to that item in Clause 8.2(i);”;

(i)	by deleting in clause 1.1 thereof the definition of “Second Mortgage Addendum”.;

(j)	by inserting the following new definitions in clause 1.1 thereof:

““Effective Date” means the date on which the conditions precedent in clause 3.2 of the Eleventh Supplemental Agreement are satisfied;

“Eleventh Supplemental Agreement” means the eleventh supplemental agreement to this Agreement and the other Finance Documents dated 30 April 2015 entered into between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Bookrunner, (vi) the Swap Bank; and

“Final Maturity Date” means 30 December 2019.;”

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security

Council, and/or the European Union and/or the French Republic, and/or Her Majesty’s Treasury or other relevant sanctions authority (the “Sanction Authorities”);”;

(k)	by inserting as a new clause 1.5(e) thereof the following wording:

“In relation to each Creditor Party that is incorporated in Germany or otherwise notifies the Agent to this effect (each a “Restricted Lender”), each Clause referring to Sanctions and/or a Sanctioned Person (including, without limitation, Clauses 10.18, 14.10, and 14.18 and 19.1(b) regarding representations, undertakings and Events of Default shall only apply for the benefit of that Restricted Lender to the extent that the sanctions provisions would not result in (i) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation or conflict with section 7 foreign trade rules (AWV) (AuBenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 foreign trade law (AWG) (AulBenwirtschaftsgesetz)) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of such Clause of which a Restricted Lender does not have the benefit, the commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders or, as the case may be, the Lenders, has been obtained or whether the determination or direction by the Majority Lenders or, as the case may be, the Lenders, has been made;

(l)	by deleting clause 8.2 thereof in its entirety and by replacing it with the following:

“8.2	Repayment of Term Loan. Save as otherwise repaid or prepaid on or prior to the Effective Date, the Borrower shall repay the Term Loan by:

(i)	9 equal consecutive repayment instalments (each a “Repayment Installment” and together, the “Repayment Installments”) in the amount of $12,975,000 each; and

(ii)	a final balloon instalment (the “Balloon Installment”) in the amount of $69,200,000;”;

(m)	by deleting clause 8.3 thereof in its entirety and by replacing it with the following:

“8.3	Repayment Dates. The first Repayment Instalment shall be repaid on 30 November 2017, the second Repayment Instalment shall be made on 30 March 2018 and each subsequent Repayment Instalment shall be repaid at 3-monthly intervals thereafter and the Balloon Instalment, together with the final Repayment Instalment, shall be repaid on the Final Maturity Date.”;

(n)	by inserting the following paragraph at the end of clause 10.17 thereof:

“Neither the Borrower nor any of its subsidiaries (including without limitation each of the Owners), directors or officers, or, to the best knowledge of the Borrower, any affiliate, agent or employee of any of them, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and the Borrower has (and has procured on behalf of each Owner) instituted and maintains policies and procedures designated to prevent violation of such laws, regulations and rules.”;

(o)	by inserting a new clause 10.18 thereof as follows:

“10.18

Sanctions None of either the Borrower nor, any of its subsidiaries (including without limitation each of the Owners), their respective directors and officers, or, to the knowledge of the Borrower, any affiliate, agent or employee of the Borrower or of any Owner or any of its subsidiaries is an individual or entity (“Person”), that is, or is owned or controlled by Persons that are: (i) the subject or target of any Sanctions (a

“Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including, without limitation Cuba, Iran, Burma, North Korea, Sudan and Syria.”;

(p)	by inserting a new clause 10.19 thereof as follows:

“10.19	Repetition The representations in Clauses 10.17 and 10.18 are deemed to be made by the Borrower and each Owner by reference to the facts and circumstances then existing on the first day of each Interest Period.”;

(q)	by deleting clause 14.10 thereof in its entirety and by replacing it with the following:

“14.10	Compliance with laws etc. The Borrower shall procure that each Owner or, in the case of “INSURGENTES” during the Lease Period, Arrendadora shall:

(a)	comply, or procure compliance with the ISM Code, all Environmental Laws, the ISPS Code, Sanctions and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Owner;

(b)	not employ the Ship owned by it nor allow her employment in any manner contrary to any law or regulation in any relevant jurisdiction including, but not limited, to the ISM Code, the ISPS Code and any Sanctions; and

(c)	in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Majority Lenders has been given and that Owner has (at its expense) effected any special, additional or modified insurance cover which the Majority Lenders may require.”;

(r)	by inserting a new clause 14.18 thereof as follows:

“14.18	Sanctions

(a)	Without limiting Clause 14.10 (Compliance with laws etc.), the Borrower shall procure, and shall procure on behalf of each Owner (in the case of sub-paragraph (iv), such obligation to be on a best endeavours basis):

(i)	that no Ship shall be used directly or indirectly by or for the benefit of a Sanctioned Person;

(ii)	that no Ship shall be used directly or indirectly in trading to a Sanctioned Country unless such trading is permitted by OFAC or any other Sanctions Authority as long as such trade does not directly or indirectly cause the Finance Parties to be in breach of any Sanctions;

(iii)	that no Ship shall be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances and/or re-insurances; and

(iv)

that each charterparty (including any sub-charterparty) in respect of a Ship shall contain, for the benefit of the relevant Owner, language which broadly gives effect to the provisions of paragraph (b) of Clause 14.10 as regards Sanctions and this Clause 14.18 and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions by that Ship, the relevant Owner, its managers or crew.”

(b)	the Borrower will not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available the Loan or any part thereof to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the transaction contemplated hereunder, whether as underwriter, advisor, investor, or otherwise).”;

(s)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Agreement and as the same may from time to time be further supplemented and/or amended”;

(t)	by construing references in the Loan Agreement to a “Mortgage” as a reference to that Mortgage as amended by the relevant Mortgage Addendum; and

(u)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)	by construing all references in the Finance Documents to a “Mortgage” as a reference to that Mortgage as amended by the relevant Mortgage Addendum; and

(c)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc.

The Borrower shall and shall procure that each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fees

7.2	The Borrower shall pay to the Agent:

(a)	on or prior to the Effective Date for distribution among the Lenders pro rata to their Commitments, the non-refundable Prepayment Structuring Fee; and

(b)	certain other fees as are referred to in any Fee Letter, such fees to be in such amount and to be payable at the times and in the manner referred to in that Fee Letter.

7.3	Expenses

The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	APPLICATION

8.1	Application of Further Prepayment Amount

The Further Prepayment Amount shall be applied against the Loan by no later than the Effective Date in order of maturity, against five (5) of the Repayment Instalments due in respect of the Term Loan, falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017.

9	COMMUNICATIONS

9.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

10	SUPPLEMENTAL

10.1	Counterparts

This Agreement may be executed in any number of counterparts.

10.2	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

11	LAW AND JURISDICTION

11.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11.2	Incorporation of the Loan Agreement provisions

The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 34118

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348

National Bank of	Bouboulinas 2 & Akti Miaouli
Greece S.A.	185 35 Piraeus Fax No: +30 210 414 4120

BNP Paribas S.A.	16 Boulevard des Italiens, 75009, Paris, France Fax: +33 (0) 142 98 43 55 E-mail: tgmo.shipping@bnpparibas.com

EXECUTION PAGES

BORROWER

SIGNED by for and on behalf of CAPITAL PRODUCT PARTNERS L.P.	) ) )	/s/ Valasia Gkigkilini Valasia Gkigkilini

OWNERS

SIGNED by for and on behalf of AMOUREUX CARRIERS CORP.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of ADRIAN SHIPHOLDING INC.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of LAREDO MARITIME INC.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of AENAOS PRODUCT CARRIER S.A.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of SORREL SHIPMANAGEMENT INC.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of LORENZO SHIPMANAGEMENT INC.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of SPLENDOR SHIPHOLDING S.A.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of SHIPPING RIDER CO.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of TEMPEST MARINE INC.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of IRAKUTOS SHIPPING COMPANY	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of POLARWIND MARITIME S.A.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of APOLLONAS SHIPPING COMPANY	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of NAVARRO INTERNATIONAL S.A.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of CARNATION SHIPPING COMPANY	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of CENTURION NAVIGATION LIMITED	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

SIGNED by for and on behalf of CANVEY SHIPMAN AGEMENT CO.	) ) )	/s/ Vangelis Bairactaris Vangelis Bairactaris

LENDERS

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

SIGNED by for and on behalf of ALPHA BANK A.E.	) ) )	/s/ K. N. SOTIRIOU K. N. SOTIRIOU	/s/ C. V. FLOKOS C. V. FLOKOS

SIGNED by for and on behalf of NATIONAL BANK OF GREECE S.A.	) ) )	/s/ Gerakaris Alexandros Gerakaris Alexandros	/s/Christos Kalivas Christos Kalivas

SIGNED by for and on behalf of BNP PARIBAS S.A.	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

SWAP BANK

SIGNED by for and on behalf of HSH NORDBANK AG	)/s/ Daphne Elektra Angela Stamatopoulos )Daphne Elektra Angela Stamatopoulos )

BOOKRUNNER

SIGNED by for and on behalf of HSH NORDBANK AG	)/s/ Daphne Elektra Angela Stamatopoulos )Daphne Elektra Angela Stamatopoulos )

AGENT

SIGNED by for and on behalf of HSH NORDBANK AG	)/s/ Daphne Elektra Angela Stamatopoulos )Daphne Elektra Angela Stamatopoulos )

SECURITY TRUSTEE

SIGNED by for and on behalf of HSH NORDBANK AG	) /s/ Daphne Elektra Angela Stamatopoulos )Daphne Elektra Angela Stamatopoulos )

Witness to all the above signatures	)/s/ Andreas Giakoumelos )Andreas Giakoumelos
Name: Address:

ANDREAS GIAKOUMELOS

ATTORNEY-AT-LAW

WATSON FARLEY & WILLIAMS

348 SYNGROU AVENUE

176 74 KALLITHEA

ATHENS - GREECE

COUNTERSIGNED this day 30th of April 2015 for and on behalf of the following Security Parties, each of which agree in consideration of the Lenders agreeing to enter into the Agreement (the adequacy of which each of the below signatories hereby confirms) that:

(a)	the Guarantee to which that Owner is a party shall, with effect from the Effective Date, continue to secure the obligations of the Borrower under the Loan Agreement and the other Finance Documents as supplemented and amended by or pursuant to the Agreement;

(b)	the Request and the Amendments shall be covered by that Guarantee;

(c)	any Designated Transactions to be entered into by the Swap Bank with the Borrower from time to time to hedge the Borrower’s interest rate exposure under the Loan Agreement, shall be covered by that Owner’s Guarantee; and

(d)	each Owner is fully familiar with and agrees to the terms and conditions of the Agreement (as evidenced by each Owner’s countersignature thereof);

(e)	with effect from the Effective Date:

(i)	references in the Guarantee to which that Owner is a party to the “Loan Agreement” shall be construed as references to the Loan Agreement as amended by the Agreement;

(ii)	references in the Guarantee to which that Owner is a party “this Guarantee” (and expressions such as “hereby”, “hereof” and “hereunder”) shall be construed as references to that Guarantee as supplemented and amended by this Agreement; and

(iii)	references in the Guarantee to which that Owner is a party to “Finance Documents” shall be construed as references to the Finance Documents as supplemented and amended by or pursuant to this Agreement;

(f)	The representations and warranties contained in Clause 10 of the Guarantee to which that Owner is a party are hereby repeated with reference to the circumstances prevailing at the date of this Agreement, but so that references therein to “this Guarantee” shall be construed so as to include a reference to this Agreement.

(g)	Save for any amendments to the Guarantee to which that Owner is a party made as a result of or pursuant to this Agreement, that Guarantee shall remain in full force and effect and each Owner agrees to be bound by and comply with that Guarantee as amended on and with effect from the Effective Date.

(h)	Clauses 17 (Notices) and 18 (Governing Law and Jurisdiction) of each Guarantee shall apply to this Agreement as if set out in full, with any necessary consequential amendments.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
APOLLONAS SHIPPING COMPANY	NAVARRO INTERNATIONAL S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
CARNATION SHIPPING COMPANY	CENTURION NAVIGATION LIMITED

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
IRAKLITOS SHIPPING COMPANY	POLARWIND MARITIME S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
SHIPPING RIDER CO.	TEMPEST MARINE INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
LORENZO SHIPMANAGEMENT INC.	SPLENDOR SHIPHOLDING S.A.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
AENAOS PRODUCT CARRIER S.A.	SORREL SHIPMANAGEMENT INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
ADRIAN SHIPHOLDING INC.	LAREDO MARITIME INC.

/s/ Vangelis Bairactaris	/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of	Vangelis Bairactaris for and on behalf of
CANVEY SHIPMANAGEMENT CO.	AMOUREUX CARRIERS CORP.

/s/ Vangelis Bairactaris
Vangelis Bairactaris for and on behalf of
CAPITAL SHIPMANAGEMENT CORP.